Exhibit 99.1

More information:

Torrey Martin

SVP, Communications and Corporate Development

203.956.8746

tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. ANNOUNCES PRIVATE EXCHANGE OFFERS FOR THE 13.75%/14.50% SENIOR SECURED PIK/TOGGLE NOTES DUE 2018 AND 13.50% SENIOR SUBORDINATED NOTES DUE 2018, RELATED CONSENT SOLICITATIONS AND PRIVATE RIGHTS OFFERING

•	Company Has Commenced Private Exchange Offers, Consent Solicitations and Rights Offering for $110 Million in Cash

•	Executed Support Agreement with Significant Holders of over 86% of the Principal Amount of Notes Subject to the Exchange Offers

•	Transaction Would Reduce Total Outstanding Indebtedness by Approximately $600 Million and Annual Cash Interest Obligations by Approximately $50 Million

STAMFORD, Conn., September 30, 2015 — Affinion Group Holdings, Inc. (“Affinion Holdings” and, together with its subsidiaries, the “Company”) announced today that on September 29, 2015, (1) Affinion Holdings commenced an offer to exchange (the “Holdings Exchange Offer”) all of the outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Holdings Notes”) of Affinion Holdings for shares of new Common Stock, par value $0.01 per share (the “New Common Stock”) of Affinion Holdings, as set forth in the table below, (2) Affinion Investments, LLC (“Affinion Investments”), an existing wholly owned unrestricted subsidiary of Affinion Group, Inc. (“Affinion Group”), commenced an offer to exchange (the “Investments Exchange Offer” and, together with the Holdings Exchange Offer, the “Exchange Offers”) all of the outstanding 13.50% Senior Subordinated Notes due 2018 (the “Existing Investments Notes” and, together with the Existing Holdings Notes, the “Existing Notes”) of Affinion Investments for shares of New Common Stock, as set forth in the table below and (3) Affinion Holdings and Affinion International Holdings Limited (“Affinion International”) jointly commenced a rights offering (the “Rights Offering”) giving holders of Existing Notes the right to purchase an aggregate principal amount of $110.0 million of 7.5% Cash/PIK Senior Notes due 2018 (the “New International Notes”) of Affinion International and 2,483,333 shares of New Common Stock for an aggregate cash purchase price of $110.0 million. The purpose of the Exchange Offers and related Consent Solicitations (as defined below) is to significantly reduce total outstanding indebtedness by approximately $600.0 million and to significantly reduce annual cash interest obligations by approximately $50.0 million, which together with the net cash proceeds from the Rights Offering, will provide additional flexibility for the Company to execute its strategic initiatives and grow its business.

Existing Notes to be Exchanged	CUSIP No.	Outstanding Aggregate Principal Amount (in millions)	Total Consideration Amount for each $1,000 Principal Amount of Existing Notes Tendered At or Prior to the Consent Time(1)	Exchange Consideration Amount for each $1,000 Principal Amount of Existing Notes Tendered After the Consent Time(1)
Affinion Group Holdings, Inc.’s 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018	008294 AE0	$260,465,421	7.15066 shares of Affinion Group Holdings, Inc.’s New Common Stock	6.15066 shares of Affinion Group Holdings, Inc.’s New Common Stock

Affinion Investments, LLC’s 13.50% Senior Subordinated Notes due 2018	00831L AC2	$359,955,720	15.52274 shares of Affinion Group Holdings, Inc.’s New Common Stock	14.52274 shares of Affinion Group Holdings, Inc.’s New Common Stock

(1)	All accrued but unpaid interest shall be forgiven.

On September 29, 2015, certain holders of Existing Notes (the “Significant Holders”), including, among others, funds managed by Allianz Global Investors U.S. LLC, certain funds and accounts managed by Ares Management LLC or its affiliates, funds and accounts managed by Empyrean Capital Partners, LP, funds managed by PennantPark Investment Advisers, LLC, and Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund, which collectively held, as of such date, approximately 86% of the aggregate principal amount of Existing Holdings Notes and approximately 86% of the aggregate principal amount of Existing Investments Notes, entered into a support agreement (the “Support Agreement”) with Affinion Holdings, Affinion Group, Affinion International, Affinion Investments and Affinion Investments II. Pursuant to the Support Agreement, the Significant Holders agreed to tender in the Exchange Offers their Existing Notes. The consummation of the Exchange Offers and the obligations of the Significant Holders to tender their Existing Notes in the Exchange Offers are subject to certain terms and conditions set forth in the Support Agreement, including the consummation of the Rights Offering.

Also on September 29, 2015, one of the Significant Holders (the “Backstop Provider”) entered into a backstop agreement (the “Backstop Agreement”) with Affinion Holdings and Affinion International. Pursuant to the Backstop Agreement, the Backstop Provider agreed to purchase any New International Notes and New Common Stock that are unpurchased in the Rights Offering. The consummation of the Rights Offering and the obligations of the Backstop Provider to purchase New International Notes and New Common Stock are subject to certain terms and conditions set forth in the Backstop Agreement, including the consummation of the Exchange Offers.

The Exchange Offers and the Rights Offering are open only to (1) holders of Existing Notes who are “qualified institutional buyers,” (2) holders of Existing Notes who are institutional “accredited investors” and (3) holders of Existing Notes who are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”) (such eligible holders, the “Eligible Holders”).

Concurrently with the Exchange Offers, Affinion Holdings and Affinion Investments are soliciting consents (the “Consent Solicitations”) from Eligible Holders to certain amendments (the “Proposed Amendments”) to (1) the indenture governing the Existing Holdings Notes to remove substantially all of the restrictive covenants and certain of the default provisions and to release the collateral securing the Existing Holdings Notes, (b) the indenture governing the Existing Investments Notes to remove substantially all of the restrictive covenants and certain of the default provisions and (3) the note agreement governing Affinion Group’s 13.50% Senior Subordinated Notes due 2018 (the “AGI Subordinated Notes”) to remove substantially all of the restrictive covenants and certain of the default provisions and to permit the repurchase and cancellation of the AGI Subordinated Notes by Affinion Group in the same aggregate principal amount as the aggregate principal amount of Existing Investments Notes repurchased or redeemed by Affinion Investments at any time, including pursuant to the Investments Exchange Offer. Eligible Holders tendering Existing Notes in the Exchange Offers must also deliver consents to the Proposed Amendments with respect to such Existing Notes. Approval of the Proposed Amendments requires the consent of holders of at least a majority of the aggregate outstanding principal amount of each series of Existing Notes, not including Existing Notes held by affiliates of Affinion Holdings or Affinion Group, except that, the Proposed Amendments related to the release of the collateral securing the New Holdings Notes requires the consent of holders of at least two-thirds of the outstanding principal amount of Existing Holdings Notes. The consummation of the Exchange Offers is conditioned upon the receipt of the requisite consents to approve the Proposed Amendments.

The Exchange Offers and Consent Solicitations are scheduled to expire at 11:59 p.m., New York City time, on October 27, 2015 (as such date and time may be extended or earlier terminated, the “Expiration Time”). The deadline to participate in the Rights Offering is scheduled to be 11:59 p.m., New York City time, on October 28, 2015 (as such date and time may be extended or earlier terminated, the “Subscription Deadline”). It is expected that the settlement date for the Exchange Offers, Consent Solicitations and Rights Offering (the “Settlement Date”) will be the fourth business day following the Expiration Time or as soon as practicable thereafter.

Eligible Holders that validly tender, and do not properly withdraw, their Existing Holdings Notes at or prior to 11:59 p.m., New York City time, on October 13, 2015 (as such date and time may be extended, the “Consent Time”), will be eligible to receive, for each $1,000 principal amount of Existing Holdings Notes, the total consideration of 7.15066 shares of New Common Stock. Eligible Holders that validly tender, and do not properly withdraw, their Existing Investments Notes at or prior to the Consent Time, will be eligible to receive, for each $1,000 principal amount of Existing Investments Notes, the total consideration of 15.52274 shares of New Common Stock. An Exchange Offer Eligible Holder that validly tenders its Existing Notes in the Exchange Offers will be deemed to have delivered a consent with respect to such tendered Existing Notes pursuant to the Consent Solicitations. Tendered Existing Notes may not be withdrawn after the Consent Time.

Eligible Holders that validly tender their Existing Holdings Notes and deliver their consents after the Consent Time but at or prior to the Expiration Time will be eligible to receive, for each $1,000 principal amount of Existing Holdings Notes, the exchange consideration of 6.15066 shares of New Common Stock. Eligible Holders that validly tender their Existing Investments Notes and deliver their consents after the Consent Time but at or prior to the Expiration Time will be eligible to receive, for each $1,000 principal amount of Existing Investments Notes, the exchange consideration of 14.52274 shares of New Common Stock.

All accrued but unpaid interest on Existing Notes that are validly tendered and accepted in the Exchange Offers shall be forgiven upon consummation of the Exchange Offers.

Consummation of the Exchange Offers and Consent Solicitations is conditioned upon the satisfaction or waiver of the conditions set forth in the confidential offering memorandum and consent solicitation statement (the “Offering Memorandum”) and the related letter of transmittal and consent (the “Letter of Transmittal”). Such conditions include, among other things, (1) the valid tender and acceptance by us of at least $247,442,150 aggregate principal amount, or 95%, of Existing Holdings Notes in the Holdings Exchange Offer and $341,957,934 aggregate principal amount, or 95%, of Existing Investments Notes in the Investments Exchange Offer and (2) the prior or concurrent consummation of the Rights Offering. The consummation of the Exchange Offers is also subject to the receipt of the requisite consents to approve the applicable Proposed Amendments and the execution of the supplemental indentures giving effect to such Proposed Amendments. Subject to the terms and conditions set forth in the Offering Memorandum and the Support Agreement, Affinion Holdings and Affinion Investments may waive any of these or any other conditions to the consummation of the Exchange Offers and Consent Solicitations.

Immediately after the consummation of the Holdings Exchange Offer, (1) Affinion Holdings will contribute to Affinion Group sufficient shares of New Common Stock to pay the consideration for the Existing Investments Notes in the Investments Exchange Offer; (2) Affinion Group will, in turn, use such equity contribution to repurchase for cancellation its AGI Subordinated Notes from Affinion Investments in the same principal amount as the principal amount of Existing Investments Notes accepted for exchange in the Investments Exchange Offer; and (3) Affinion Investments will then use such equity proceeds to repurchase for cancellation the tendered Existing Investments Notes.

In connection with the Exchange Offers, Affinion Holdings and Affinion International jointly are conducting a Rights Offering for New International Notes and shares of New Common Stock. The Rights Offering is for an aggregate amount of $110.0 million of units (“Rights Offering Units”) consisting of (1) $1,000 principal amount of New International Notes and (2) 22.57576 shares of New Common Stock, at a purchase price per unit of $1,000. Each Eligible Holder that tenders for exchange, and does not validly withdraw, all of their Existing Notes in the Exchange Offers will receive non-certificated rights (“Subscription Rights”) to subscribe for Rights Offering Units on and subject to the conditions set forth in the Offering Memorandum and the related subscription form (the “Subscription Form”). The record date for the distribution of Subscription Rights will be the Expiration Time. The Subscription Rights are allocated to the holders of Existing Notes as follows: (1) holders of Existing Holdings Notes will have the right to subscribe, in the aggregate, for up to 25% of the Rights Offering Units; and (2) holders of Existing Investments Notes will have the right to subscribe, in the aggregate, for 75% of the Rights Offering Units, in each case on a pro rata basis (based on holdings of the applicable Existing Notes) provided that in order to exercise Subscription Rights, a holder of Existing Notes must be an Eligible Holder.

Consummation of the Rights Offering is conditioned upon the satisfaction or waiver of the conditions set forth in the Offering Memorandum and the Subscription Form. Such conditions include, among other things, the consummation of the Exchange Offers.

To the extent a participating Eligible Holder in the Exchange Offers and/or the Rights Offering would require the prior approval of a regulator having jurisdiction over Affinion Holdings or any of its subsidiaries to acquire New Common Stock, and such approval has not been obtained, such holder shall receive instead (x) the maximum number of shares of New Common Stock that such holder is permitted to acquire without such regulatory approval and (y) non-participating penny-warrants (the “Limited Warrants”) of Affinion Holdings that are convertible into the balance of the shares of New Common Stock that would otherwise have been issued to such participating Eligible Holder but for the regulatory restriction. The Limited Warrants will be exercisable when and if the holder provides notice to Affinion Holdings that such holder has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of New Common Stock. It is expected that Limited Warrants will only need to be issued to investors that would otherwise receive shares representing over 19.9% of the issued and outstanding New Common Stock.

Upon consummation of the Exchange Offers, Consent Solicitations and Rights Offering, Affinion Holdings intends to effect a reclassification (the “Reclassification”) as follows. Affinion Holdings’ existing Class A Common Stock will be converted into (i) shares of Affinion Holdings’ new Class C Common Stock, that upon conversion will represent 5% of the outstanding shares of New Common Stock on a fully diluted basis and (ii) shares of Affinion Holdings’ new Class D Common Stock (together with the Class C Common Stock, the “Class C/D Common Stock”), that upon conversion will represent 5% of the outstanding shares of New Common Stock on a fully diluted basis. In order to exercise their conversion rights, a holder of Class C/D Common Stock must submit an exercise notice to Affinion Holdings, together with the conversion price equal initially to $65.80 per share with respect to the Class C Common Stock and $85.80 per share with respect to the Class D Common Stock. Initially, each share of Class C/D Common Stock will be convertible into one share of New Common Stock. Unless they are able to participate in the Exchange Offers and the Rights Offering, none of the existing holders of Affinion Holdings’ Class A Common Stock will own any New Common Stock following the consummation of the Exchange Offers and the Rights Offering. In addition, Affinion Holdings’ Series A Warrants and Affinion Holdings’ Class B Common Stock will be eliminated.

The Exchange Offers, Consent Solicitations and Rights Offering are being made solely to Eligible Holders upon the terms and subject to the conditions set forth in the Offering Memorandum, the Letter of Transmittal and the Subscription Form, each dated September 29, 2015. Only holders who certify to their status as “qualified institutional buyers,” institutional “accredited investors” or non-“U.S. persons,” each as defined under the Securities Act, and are Eligible Holders may receive copies of the Offering

Memorandum, Letter of Transmittal and Subscription Form and participate in the Exchange Offers and Rights Offering. Holders wishing to certify that they are Eligible Holders and be eligible to receive a copy of the Offering Memorandum, Letter of Transmittal and Subscription Form, should contact the Information and Exchange Agent for the Exchange Offers, Prime Clerk LLC, at (855) 650-7243 (Toll-Free) or (917) 877-5364 (Dealers and Brokers).

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers, Consent Solicitations and Rights Offering are being made and the New Common Stock, Limited Warrants and New International Notes are being offered only to “qualified institutional buyers,” institutional “accredited investors” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act. The New Common Stock, Limited Warrants and New International Notes have not been registered under the Securities Act or under any state securities laws, and the New Common Stock, Limited Warrants and New International Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum, the Letter of Transmittal and the Subscription Form. The Exchange Offers, Consent Solicitations and Rights Offering and the issuance of the New Common Stock, Limited Warrants and New International Notes are being made only pursuant to the terms and subject to the conditions set forth in the Offering Memorandum, the Letter of Transmittal and the Subscription Form.

This press release is directed only at persons who (i) are outside the United Kingdom or (ii) have professional experience in matters relating to investments falling within article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) are persons falling within article 49(2)(a) to (d) (“High net worth companies, unincorporated associations, etc.”) of the Order or (iv) to whom this press release may otherwise be directed without contravention of section 21 of the Financial Services and Markets Act 2000 (all such persons together being referred to as “relevant persons”). This press release must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this press release relates is available only to relevant persons and will be engaged in only with relevant persons.

In member states of the European Economic Area, this press release is directed only at persons who are “qualified investors” within the meaning of article 2(1)(e) of Directive 2003/71/EC (the “Prospectus Directive”) (“Qualified Investors”). This press release is an advertisement for the purposes of applicable measures implementing the Prospectus Directive.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion Group provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, CT, Affinion Group has approximately 3,700 employees and has marketing capabilities in 19 countries globally. For more information, visit www.affinion.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, the completion of the proposed Exchange Offers and Rights Offering, discussions regarding industry outlook, Affinion Group’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2015 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Group’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ and Affinion Group’s substantial leverage, restrictions contained in their respective debt agreements, Affinion Group’s inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings and Affinion Group with the SEC, including Affinion Holdings’ and Affinion Group’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Affinion Holdings’ and Affinion Group’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, none of Affinion Holdings, Affinion Group, Affinion International or Affinion Investments undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.